Exhibit 99.1

 BSVN  3Q 2020EARNINGS RELEASEOctober 29, 2020

BSVN – A Strong Value Proposition

Company Highlights

- Positioned in a very dynamic market, with a commercial banking emphasis that delivers services via a branch-lite model.
- Experienced and talented bankers focused on high-touch personalized service.
- Strong credit culture that adheres to a robust risk management framework resulting in excellent credit quality, with a history of very low loan losses.
- Adherence to low expense levels resulting in a consistently low efficiency ratio.
- Shareholder alignment due to 70% insider ownership(1), with zero insider sales.
- Dividend is strong with a current annualized yield of 4.25%(2).

Healthy Capital and Strong Book Value Compounder

- CET1 of 12.84%, RBC of 14.09%, even after cash dividends of \$8.8 million and stock buybacks of \$7.2 million over the last four quarters.
- Post IPO – over a two year period, our book value has increased 40%, and when paid cash dividends are considered, the total absolute return to shareholders exceeds 50%.(3)
- Disciplined buyback strategy: 985,654(1) shares were repurchased at an average price of \$8.70, which was immediately accretive and averaged approximately 82% of book value at time of purchase.


Tulsa
Oklahoma City
Fort Worth
Dallas

Superior Core Earnings

- Despite struggling industry margins, we have consistently produced strong PPE.(4)
- PPE strength far greater than peers: 3.36% PPE to average assets vs. peer average of 1.52%.(5)

All data as of September 30, 2020 except for share buyback information, unless indicated otherwise.

(1) Data as of October 5, 2020.
(2) Annualized dividend yield based on \$0.10 quarterly dividend divided by quarter-end share price of \$9.40.
(3) See full calculation on slide 3.
(4) Pre-tax pre-provision earnings (PPE) is a non-GAAP financial measure. See Appendix for reconciliation to its most comparable GAAP measure.
(5) As of 2Q 2020. Peer group is defined as 192 exchange-traded banks nationwide with assets between \$500 million and \$5 billion, see slide 7.

1

3Q Overview

Continued Strong Performance

- Excellent PPE quarter of $7.4 million.
- YTD PPE of $22.9 million compared to $20.5 million[(1)] for YTD 2019, an increase of 11.6%.
- YTD TBV increase of $1.43 per share, which is a 19.5% annualized return.

Enhanced DFAST Stress Test Reinforces Strength

As disclosed in our 2Q 8-K:

- DFAST stress test results show continued ability to withstand pandemic-induced stress scenarios.
- Hypothetical loan losses during the DFAST timeframe totaled $27.5 million; nonetheless, over the same period it reflects our ability to continue paying our regular dividend. Remarkably, CET1 increases to 16.40%, and total RBC increases to 17.65%. These hypothetical results further illustrate the advantage of our superior PPE levels.

Strong Asset Quality

- Continued strong focus on credit discipline while increasing our ALLL reserve by 42% YTD.
- Energy loans in the moderate risk and elevated risk categories have improved from 2Q.
- Very few hospitality loans remain on payment deferral.

Energy Exposure

	3Q 20	Δ	2Q 20
Moderate Risk	$36.97	-$10.04	$47.01
Elevated Risk	$25.08	-$6.71	$31.79

Dollars are in millions.

2

(1) Pro Forma 2019 net income is a non-GAAP financial measure which adds back the one-time, extraordinary compensation expense related to the non-cash executive stock transaction that took place during the period. See Pro Forma Net Income reconciliation table for detailed calculation of this measure.

 3  Outstanding Book Value Appreciation Since IPO  Tangible Book Value  We have provided a 40.16% book value per share increase to shareholders since our IPO.When including the cash dividends, BSVN has produced a 51.23% overall return since our IPO.  Dollars are in thousands, except for per share data

A Continuation of BSVN Exceptional Performance

BANK7

Return on Average Assets (1)(2)



5-year average: 2.17%
1.65%
1.78%
2.17%
2.75%
2.51%
Pro Forma
1.03%
2.07%
2015
2016
2017
2018
2019
YTD 2020

- Even with the significant increase to our ALLL reserve, we continue to produce strong ROAA and ROATCE: 2.07% and 19.47% YTD, respectively.
- We have improved upon our excellent efficiency ratio, which dropped from 37.1% in 3Q 19(3) to 36.3% at 3Q 20.

Efficiency Ratio(2)



41.9%
42.3%
37.2%
37.0%
65.4%
38.3%
Pro Forma
36.3%
2015
2016
2017
2018
2019
YTD 2020

Return on Average Tangible Common Equity (1) (2)



5-year average: 22.7%
21.1%
21.7%
23.3%
26.4%
20.9%
Pro Forma
8.6%
19.5%
2015
2016
2017
2018
2019
YTD 2020

Dollars are in millions
Financial data is as of or for the twelve months ended December 31 of each respective year or for the nine months ended September 30, 2020.
(1) Profitability metrics are tax-adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods.
(2) Pro Forma YTD ROAA, ROATCE, efficiency ratio, and noninterest expense to average assets ratio are non-GAAP financial measures. See non-GAAP reconciliation table for reconciliation to their most comparable GAAP measures.
(3) Excludes the one-time, extraordinary compensation expense related to the non-cash executive stock transaction that took place during the period. See Pro Forma Net Income reconciliation table for detailed calculation of this measure

4

 Dollars are in millions. Financial data is as of or for the twelve months ended December 31 of each respective year or the nine months ended September 30, 2020.Profitability metrics are tax-adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods. Combined federal and state effective tax rates for the nine months ended September 30, 2019 and 2020 were 25.8% and 57.2% respectively. Pro Forma 2019 net income is a non-GAAP financial measure which adds back the one-time, extraordinary compensation expense related to the non-cash executive stock transaction that took place during the period. See Pro Forma Net Income reconciliation table for detailed calculation of this measure.    11.7% increase YoY  Strong Organic Growth and PPE  PPE(1)(2)  Total Assets  5  Pro Forma    $26.8  $20.5  Pro Forma    We continue leveraging our employee base by combining technology with our branch-lite model.A history of strong organic growth.Consistently strong PPE.  Leveraging Our Employee Base(2)    3.56%Actual  Pro Forma

 6  Income Statement as a Percentage of Average Assets  Dollars are in thousandsPeer group is defined as exchange-traded banks nationwide with assets between $500mm-$5bn (192 banks); Source: S&P Global Market Intelligence.Excludes one-time, non-cash executive stock transfer compensation expense of $11,796.As of Q2 2020, the latest data available.   PPE to Average Assets – Much stronger than peers  (3)

 7  Earnings-driven cushion far exceeds regulatory minimums as illustrated over two years  Dollars are in millionsThe above assumes no cash dividends and is simply an illustration and should not be considered a projection or forward-looking guidance of any kind. Excess capital to target ratio expressed in % is the difference between the actual ratio and regulatory minimum divided by the regulatory minimum.Excess capital to target ratio expressed in $ is the excess capital % multiplied by either average assets or risk-weighted assets, assuming a static balance sheet over the next 24 months. Trailing twelve months PPE of $29.23 million extrapolated over two years.   Strong PPE Provides Excellent Shock-Absorption

 Net Interest Margin Strength  Financial data is as of or for the twelve months ended December 31 of each respective year, and as of the three or nine month periods ended September 30, 2020.Net interest margin (excluding loan fee income) is a non-GAAP financial measure. See Appendix for reconciliation to their most comparable GAAP measures.  Net Interest Margin  Despite the pandemic-induced stress which has temporarily reduced new loan opportunities, our margin continues to show strength.  8

Asset Quality

Net Charge-Offs to Average Loans


0.07%
0.09%
0.004%
-0.002%
0.002%
2016
2017
2018
2019
Q3 2020

Allowance for Loan Losses to Total Loans


1.37%
1.36%
1.31%
1.11%
1.36%
2016
2017
2018
2019
Q3 2020(1)

Nonperforming Assets to Loans and OREO


0.45%
0.35%
0.45%
0.47%
2.33%
2016
2017
2018
2019
Q3 2020

Energy Portfolio as a % of Total Loans


18.6%
18.3%
14.4%
14.3%
2017
2018
2019
Q3 2020

- Historically, we have experienced low net charge-offs and virtually zero oil & gas related charge-offs.
- Pandemic-induced stress impact on nonperforming assets and loan grades accelerated in late 2Q and into 3Q. The uptick in NPA's is directly related to the pandemic, and driven by one large energy credit that was placed on nonaccrual.
- Reduction of energy portfolio; down from 18.6% of total loans at YE 2017 to 14.3% of total loans in 3Q 20.
- The energy downturn began in early 2019, well before the Covid pandemic, then the pandemic further amplified and accelerated the struggles encountered by energy-related businesses. Now that we are much further along into this down-cycle, the ultimate damage done to the sector is pretty well established, therefore our confidence level related to potential NPA and NCO levels at BSVN is very high. We are very comfortable with our ALLL reserve build YTD and confident we can easily handle the few potential issues we might have.

Financial data is as of or for the twelve months ended December 31 of each respective year and as of or for the nine months ended September 30, 2020
(1) "Total Loans" excludes $64.3 in PPP loans. With PPP loans included, ratio is 1.26%.

9

 COVID-19 Loan Deferrals  Dollars are in millions. Data as of September 30, 2020. All data excludes PPP loans.  COVID-19 Loan Deferrals – 2Q vs. 3Q  10  23 loans with outstanding balances of $121 million were on active payment deferrals as of 3Q. A decrease of 61% or $192 million from 2Q. Six loans with outstanding balances of $4 million are on the first payment deferral with the remaining $117 million on continued deferment and/or modification. Hospitality loans represent 55% of the loans on active payment deferral with Other Income Producing CRE representing 26% of the remaining deferred loan balances. There are no retail, restaurant or consumer loans in deferral as of 3Q and energy and ag loans represent 1% of loans on deferral with outstanding total balances of $401,000 and $870,000, respectively.   Deferrals by Loan Category  61.3% decrease QoQ

 Hospitality Loan Portfolio Detail as of 3Q 20  11  Blue collar portfolio that is better protected by the “cycle-down” effect of a recession. 28 out of 35 operating properties had returned to amortizing payments as of 9/30/20. Experienced owner/operators with decades of history that spans multiple recessions. Our operators only need 45-55% occupancy to amortize debt. Average occupancy for the 28 amortizing properties was 61% for 3Q. Diversified exposure to many reputable brands.Concentrated in “Drive-To” markets with no exposure to “Gateway” cities.No exposure to towns or cities that are heavily dependent on the energy space.  Dollars are in millions.

 12  Hospitality Loan Portfolio Detail as of 3Q 20  Equity advantage – Average loan per room is $45,400 vs. estimated replacement cost of $115,000 per room.Consistent underwriting fundamentals with disciplined equity requirements, minimum DCR hurdles, personal recourse, and rapid amortization.  Portfolio Metrics – 35 Operating Properties(1)  Dollars are in millions except per room data. Data as of September 30, 2020.(1) Includes one hotel with a loan balance of $10.0 million that opened in August 2020, which has not yet reported its operating results.

 13  Dollars are in millions. Data as of September 30, 2020.  Energy Loan Portfolio  Energy Portfolio as a % of Total Loans  Approximately 17% of outstanding energy loan balances received temporary payment relief during 2Q, but that number was down to one loan with a balance of $0.4 million as of 9/30/2020. The improvement was driven by continued downsizing within our service company portfolio. Several borrowers have completed downsizing through asset sales and others are well into the process. As a result of the right-sizing efforts and improved activity levels, all but one loan has returned to normal payments.E&P borrowers were impacted by lower prices; however, the few we have continue to perform at a high level, primarily due to their production consisting of more natural gas versus oil, hedging, and minimal leverage. Midstream borrowers continue to be heavily impacted by reduced oilfield activity and COVID-related shutdowns, both of which have reduced or delayed revenue opportunities. Work backlogs and visibility improved marginally during 3Q.Mineral/Royalty borrowers have experienced lower monthly revenues but they are operating with less leverage, therefore they were able to withstand temporary price declines with no payment modifications needed through 3Q. The overall outstanding balance in this segment is expected to continue to contract.We are well into the energy downturn and we remain comfortable with our ALLL reserve levels.

 Dollars are in millions  Energy Portfolio Potential Exposure  14

 Appendix  15

 16  2019 Pro Forma Net Income Reconciliation   On September 5, 2019, our largest shareholders, the Haines Family Trusts, contributed approximately 6.5% of their shares (656,925 shares) to the Company.  Subsequently, the Company immediately issued those shares to certain executive officers, which was charged as compensation expense of $11.8 million, including payroll taxes, through the income statement of the Company. Additionally, at the discretion of the employees receiving shares to assist in paying tax withholdings, 149,425 shares were withheld and subsequently canceled, resulting in a charge to retained earnings of $2.6 million.

 17  Bank7 Corp. Financials  Net income and earnings per share are tax-adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods. EPS calculation is based on diluted shares. Combined federal and state effective tax rates for the nine months ended September 30, 2019 and 2020 were 25.8% and 57.2%, respectively. Represents a non-GAAP financial measure. See non-GAAP reconciliations table for reconciliation to its more comparable GAAP measure. All pro forma amounts relate to the one-time, non-cash executive stock transfer which occurred in September 2019. These amounts remove the compensation expense and related tax impact from net income. See detail and reconciliation on slide 16 of this presentation.

 18  Bank7 Corp. Financials  Return on average assets and shareholders’ equity are tax-adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods.Efficiency ratio is calculated by dividing noninterest expense by the sum of net interest income on a tax equivalent basis and noninterest income.   Represents a non-GAAP financial measure. See non-GAAP reconciliations table for reconciliation to its more comparable GAAP measure. Ratios are based on Bank level financial information rather than consolidated information. At September 30, 2020, Tier 1 leverage ratio, Tier 1 risk based capital ratio, and total risk-based capital ratios were 10.72%, 12.84%, and 14.09% respectively for the Company.All pro forma amounts relate to the one-time, non-cash executive stock transfer which occurred in September 2019. These amounts remove the compensation expense and related tax impact from net income. See detail and reconciliation on slide 16 of this presentation.

 19  Non-GAAP Reconciliations

 Loan Portfolio Distribution  Dollars are in millions. Data as of September 30, 2020.  Gross Loan Portfolio Composition by Purpose Type  20

 Deposit Composition  Historical Deposit Growth  Compound Annual Growth Rate = 11.8%  Deposit Composition as of September 30, 2020  83.6% of our loan customers also had a deposit relationship with us as of September 30, 2020.Core Deposits(1)Total organic core deposit growth YOY was $178.8M, or 27.9%.  Core deposits totaled $820.3 million as of September 30, 2020 compared to $641.5 million as of September 30, 2019.  Dollars are in millions.Financial data is as of or for the twelve months ended December 31 of each respective year and as of or for the nine months ended September 30, 2020.(1) We define core deposits as deposits obtained directly from the depositor and exclude deposits obtained from listing services and brokered deposits that are obtained through an intermediary.  28.4%  Commentary  21

 22  Important Presentation Information  The 2020 Dodd-Frank Act Annual Stress Test Results Disclosure (the “Stress Test Results”) included herein has not been prepared under accounting principles generally accepted in the United States of America (“GAAP”). The Stress Test Results present certain forward-looking projected financial measures for the Company under the hypothetical severely adverse economic and market scenario, and required assumptions described herein. The Stress Test Results are not forecasts of actual financial results for the Company. Investors in securities issued by the Company should not rely on the Stress Test Results as being indicative of expected future results or as a measure of the solvency or actual financial performance or condition of the Company. The stress testing of financial institutions conducted by the Board of Governors of the Federal Reserve System (“FRB”) is based on models and methodologies developed or employed by the FRB. The FRB does not disclose all details of its models and methodologies. Therefore, the Company may not be able to explain certain variances between the FRB’s projections and the Company’s Stress Test Results included herein.The Company’s financial information, prepared under GAAP, is available in reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019.Amounts presented are rounded to the nearest significant digit, as indicated or stated. Immaterial differences arising from the effect of rounding are not adjusted.

Stress Test Results

- Resulted in cumulative loan losses over the DFAST period of $27.5 million, which is 3.69% of loans.
- Dividend payout was unaffected and continues to be paid.
- Annualized actual ROATCE through 3Q 20 was 19.8%, which declines to approximately 8% for the full year ending 2021.
- Capital ratios continue to grow:

	2Q 20	4Q 20 Hypothetical	End of DFAST Period - Hypothetical
CET1	13.08%	14.24%	16.40%
Tier 1 leverage	10.29%	10.87%	13.26%
Risk-based capital	14.33%	15.49%	17.65%

Stress Test Methodology & Assumptions

- Applied the FRB's DFAST methodology, and also used their projected losses by segment, as illustrated.
- Immediately reduced NIM to 4%, which was held flat.
- Significant non-accrual increase beginning now and peaking in 2Q 21 to reach almost 9% of total loans.
- Averaged the recent FRB Covid U,V, and W shaped recovery scenarios which resulted in projected loan losses of 9.5%, then subtracted the consumer and trading & securities segments, as we have virtually no exposure to those. Our scenario is also more severe than the 6.8% actual loan losses incurred during the global financial crisis, as reported in the June 2020 FRB Covid event.
- Those results were then tested against our incurred loss model and individual credit reviews.



DFAST projected losses - severely adverse scenario
Billions of dollars
First-lien mortgages, domestic 19
Junior liens and HELOCs 7
Commercial and industrial loans 114
Commercial real estate, domestic 48
Credit cards 144
Other consumer loans 48
Other loans 52
Securities losses 6
Trading and counterparty losses 85
Other losses 29
Note: The projected losses are not comparable to DFAST 2019. There were 18 participating firms in DFAST 2019 and 33 participating firms in DFAST 2020.

23

24  Legal Information and Disclaimer  This presentation and oral statements made regarding the subject of this presentation contain forward-looking statements. These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the impact of COVID-19 on the United States economy and our operations, the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved. Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements. Within this presentation, we reference certain market, industry and demographic data, forecasts and other statistical information. We have obtained this data, forecasts and information from various independent, third party industry sources and publications. Nothing in the data, forecasts or information used or derived from third party sources should be construed as advice. Some data and other information are also based on our good faith estimates, which are derived from our review of industry publications and surveys and independent sources. We believe that these sources and estimates are reliable, but have not independently verified them. Statements as to our market position are based on market data currently available to us. Although we are not aware of any misstatements regarding the economic, employment, industry and other market data presented herein, these estimates involve inherent risks and uncertainties and are based on assumptions that are subject to change. This presentation includes certain non-GAAP financial measures, including pro forma net income, tax-adjusted net income, tax-adjusted earnings per share, tax-adjusted return on average assets and tax-adjusted return on average shareholders’ equity. These non-GAAP financial measures and any other non-GAAP financial measures that we discuss in this presentation should not be considered in isolation, and should be considered as additions to, and not substitutes for or superior to, measures of financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Bank7 Corp.’s non-GAAP financial measures as tools for comparison. See the table on Slide 19 of this presentation for a reconciliation of the non-GAAP financial measures used in (or conveyed orally during) this presentation to their most directly comparable GAAP financial measures.